UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 19, 2013

FRESH HEALTHY VENDING INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)

9605 Scranton Road, Suite 800, San Diego, CA 92121
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING EMERGING GROWTH COMPANY STATUS

The Jumpstart Our Business Startups Act (the “JOBS Act”) was enacted on April 5, 2012.  We believe we qualify as what is described in the JOBS Act as an emerging growth company (“EGC”).  An EGC is defined in the Securities Act and the Exchange Act as:

1.       An issuer with “total annual gross revenues” of less than $1 billion during its most recently completed fiscal year. The phrase “total annual gross revenues” means total revenues as presented on the income statement presentation under U.S. GAAP (or IFRS as issued by the IASB, if used as the basis of reporting by a foreign private issuer).

2.       An issuer who has not gone public more than five years ago.

3.       An issuer who has not issued more than $1 billion in debt or floated more than $700 million in stock.

At the time that we fail to qualify under these or any other requirements for classification as an EGC, we will no longer be able to avail ourselves of the advantages of EGC classification.  Under the JOBS Act, as an EGC we are subject to somewhat less stringent requirements under federal securities laws than a non-EGC company.  A non-exhaustive listing of reduced requirements include:

1.       EGC’s are only required to report two years of financial results versus three years for non-EGC companies.

2.       Banks and underwriters may issue research reports prior to a public offering for EGC’s.

3.       EGC’s are exempt from certain disclosures dealing with executive compensation.

4.       EGC’s are not required to have auditors attest to their internal controls.

The JOBS Act also allows our Company as an EGC to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.  Our Company has elected to opt out of this extended transition period for complying with new or revised accounting standards.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions.  Statements in this report concerning the following are forward looking statements:

•         future financial and operating results;

•         our ability to fund operations and business plans, and the timing of any funding or corporate development transactions we may pursue;

•         the ability of our suppliers to provide products or services in the future of an acceptable quality on a timely and cost-effective basis;

•         expectations concerning market acceptance of our products;

•         current and future economic and political conditions;

•         overall industry and market trends;

•         management’s goals and plans for future operations; and

•         other assumptions described in this report underlying or relating to any forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may cause actual results to differ from those projected include the risk factors specified below.

USE OF DEFINED TERMS

Except where the context otherwise requires and for the purposes of this report only:

•         "we," "us," "our" and "Company" refer to the business of Green 4 Media, Inc.;

•         "Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended;

•         "SEC" refers to the United States Securities and Exchange Commission;

•         "Securities Act" refers to the United States Securities Act of 1933, as amended;

•         “FHV-LLC” refers to the business and operations of our subsidiary, Fresh Healthy Vending LLC, prior to the completion of the transaction described herein;

•         “FHV-Cal” refers to the business and operations of  FHV Holdings Corp, prior to the completion of the transaction described herein; and

•         "U.S. dollars," "dollars" and "$" refer to the legal currency of the United States.

EXPLANATORY NOTE

This Amendment No. 2 to the Form 8-K filed on July 25, 2013, as amended by amendment No. 1 filed on Form 8-K/A on November 1, 2013 is filed solely for the purpose of providing additional disclosure of certain items as further addressed below.

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Capital Expenditures is amended to read as follows:

Our current plans include capital expenditures for the following operating purposes over the next twelve months:

1.       Funding the purchase of Company-owned and operated vending machines. We expect to expend approximately $700,000 on machines and related site acquisition and placement expenditures.

2.       Launching an international franchising program (currently in process and consisting primarily of legal and administrative expenses that currently are anticipated not to exceed $100,000); and

3.       Investing in the development of new vending machine technology (we currently estimate that these equipment development expenditures should amount to less than $50,000).

These expenditures are contingent upon the availability of sufficient capital resources.  At July 19, 2013 (the date of the closing of the FHV Acquisition), our cash on hand was $1,151,806.  For the six months ended June 30, 2013 we incurred a net loss of approximately $1,287,000 and used cash in our operations of approximately $222,000.  Additionally, we have earmarked cash for the repurchase of vending machines and the refund of fees from franchisees that opt and have opted to require us to repurchase and refund these items.  Should we continue experiencing net losses and using cash in our operations or should such refunds and repurchases significantly exceed our estimates, our cash on hand may be insufficient to meet our capital expenditure plans.  In that case, we may be required to scale back the extent of our plans or to raise funds through the sale of additional equity or the issuance of additional debt in order to meet those plans.  There can be no assurance that we will be able to successfully raise such additional funding at terms that we find acceptable or at all.

Critical Accounting Policies is amended to read as follows:

Revenue recognition: Our primary revenue generating transactions come from the sale of franchises and vending machines to the franchisees.  We invoice franchisees in full at the time that we enter into contractual arrangements with them.  Payment terms vary but usually a significant portion of the contract’s cash consideration (typically 40%) is due at the time of signing, while remaining amounts outlined under the contract are due upon our locating the site for, delivery and installing of the vending machines.  There are no franchise fees charged beyond the initial first year franchise fees.  We receive ongoing royalty payments in the form of a percentage of franchisees’ revenues or gross margins on vending machine sales, as the case may be.

We recognize revenues and associated costs in connection with franchisees at the time that we have substantially performed or satisfied all material services or conditions relating to the franchise agreement.  We consider substantial performance to have occurred when: 1) no remaining obligations remain unfulfilled under the franchise agreement; 2) there is no intent to refund any cash received or to forgive any unpaid amounts due from franchisees; 3) all of the initial services spelled out in the franchise agreement have been performed; and 4) we have met all other material conditions or obligations.  Amounts invoiced to franchisees for which we have not met these criteria for revenue recognition along with the related costs incurred therewith are accounted for as customer deposits and deferred revenues and deferred costs, respectively.  Revenues and expenses from product sales to franchisees are roughly equivalent and are accounted for on a net basis in the accompanying statements of operations as agency sales, net. We recognize percentage fees as revenue when earned.  Advertising fees are recorded as a liability until marketing expenditures are incurred.

It is not our policy to allow for returns, discounts or warranties to our franchisees.  Under certain circumstances, including as the result of regulatory action, the Company may become obligated to offer our franchisees amounts in rescission to reacquire their existing franchises.  Additionally, if the Company is unable to fulfill its obligations under a franchise agreement we may, at our sole discretion, agree to refund or reduce part or all of a franchisees payments or commitments to pay. There are warranties extended by the machine manufacturer, but required repairs to the machines are the responsibility of the franchisees.  To the extent the machines remain under warranty, our franchisees transact directly with the manufacturer.

Please also see Note 1 to the accompanying financial statements of Fresh Healthy Vending LLC as of December 31, 2012 and 2011 and the years then ended for a description of our critical accounting policies.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The sixth bullet point is amended to read as follows:

•         In connection with the Acquisition Agreement, we entered into a Business Transfer and Indemnity Agreement dated July 22, 2013 (the “Indemnity Agreement”) with our former Chief Executive Officer Daniel Duvall providing for: (1) the sale to Mr. Duval of our business existing on the date of the Indemnity Agreement (the “GEEM Business”); (2) the assumption by Mr. Duval of all liabilities of our Company and the indemnification by Mr. Duval holding our Company harmless for any and all liabilities arising at or before the date of the Indemnity Agreement; (3) the payment to Mr. Duval of $191,000 in cash; and (4) the surrender by Mr. Duval of 1,000,000 shares (pre-split) of our Company’s common stock (all of which shares are to be cancelled by our Company).

The estimated value of the Green 4 Media business existing on the date of the indemnity agreement was $75,000 before any accompanying liabilities subsequently assumed by Mr. Duval. The estimated dollar value of the liabilities assumed by Mr. Duval was $75,000, comprised of $5,000 in known liabilities and $70,000 in unknown liabilities.  The estimated value of the 1,000,000 shares surrendered by Mr. Duval was $191,000.

LEGAL PROCEEDINGS

The disclosure concerning the Australian Competition and Consumer Commission v. Global Prepaid Communications Pty Ltd., In Touch Networks Pty Ltd, Nicholas Yates, Frank Yates, Nicholas Rhodin, Daniel Albert and Russel Fielding case is amended to read as follows:

Australian Competition and Consumer Commission v. Global Prepaid Communications Pty Ltd, In Touch Networks Pty Ltd, Nicholas Yates, Frank Yates, Nicholas Rhodin, Daniel Albert and Russell Fielding (Case No. NSD 328 of 2003, Federal Court of Australia, New South Wales District Registry) was filed on or about June 30, 2003 under Sections 51A and 52 of the Trade Practices Act of 1974 and the Trade Practices (Industry Codes-Franchising) Regulations 1998, alleging that various persons including Mr. Yates and  other respondents (defendants) engaged in misleading and deceptive conduct in the operation of a vending machine business and a telephone business. A default judgment was entered in favor of the Australian Competition and Consumer Commission and against several respondents (defendants), including Mr. Yates, on February 27, 2006 for AUD $3,538,243.94 (approximately US $3,725,000) and on June 5, 2008 for AUD $1,077,673.13 (approximately US $1,139,000).  Because Nicholas Yates is only a beneficiary of a trust owning shares in FHV Holdings Corp, the sole member of FHV-LLC, the likelihood that the Company has incurred a loss as a result of this action is deemed remote and, accordingly, no accrual for loss has been made.

The disclosure pertaining to litigation relating to FHV-LLC and the State of California is amended to read as follows:

State of California. On March 18, 2013, FHV-LLC entered into Settlement Agreement, File No. 993-6326 with the State of California, Department of Corporations (the “DOC”). The DOC alleged that FHV-LLC made inaccurate or incomplete disclosures in its 2010 and 2011 Franchise Disclosure Documents regarding its business experience and the business experience of its directors and managers, regarding the litigation history of Mr. Trotter, a former shareholder of FHV-CAL, and Mr. Yates, and regarding the bankruptcy history of Mr. Trotter and Mr. Yates and sold franchises in the State of California without proper Franchise Disclosure Documents. FHV-LLC, without admitting or denying the DOC’s allegations, agreed to desist and refrain from making material misrepresentations or omissions in franchise registration applications filed with the DOC, to notify the DOC of material changes that are made to its registered franchise offers, to offer its California franchisees the right to rescind their Franchise Agreements, to pay to the California franchisees who accepted FHV-LLC’s offer of rescission, a refund of their initial franchise fees and the depreciated market value of their vending machines in exchange for the termination of their Franchise Agreements and the return of their vending machines, and to waive its rights to a hearing and judicial review of this matter.  FHV-LLC estimated that the liability for estimated refunds to be paid to the franchisees (net of the estimated value of any goods to be received) in California would total approximately $288,210.  We accordingly recognized a charge to operations during the six months ended June 30, 2012 as a provision for franchisee rescissions and have a related remaining liability totaling $288,210 included in provision for franchisee rescission at June 30, 2013 and December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2014

Fresh Healthy Vending International, Inc.

/s/ ALEX KENNEDY

By: Alex Kennedy

Chief Executive Officer, Chief Financial Officer